Exhibit 99.1

Equinix Reports Third Quarter 2020 Results

World's Digital Infrastructure Company Delivers Another Consecutive Quarter of Revenue and Interconnection Growth

REDWOOD CITY, Calif., Oct. 28, 2020 /PRNewswire/ --

  Quarterly revenues increased 9% on both an as-reported and a normalized and constant currency basis over the same quarter last year to $1.520 billion, representing the company's 71st consecutive quarter of revenue growth
  Initiated $1.85 billion debt capital raise including the company's inaugural green bonds totaling $1.35 billion to further invest in its sustainability initiatives
  Expanded Platform Equinix® with the launch of Equinix Metal™, a fully automated and interconnected bare metal service

Equinix, Inc. (Nasdaq: EQIX), the world's digital infrastructure company, today reported results for the quarter ended September 30, 2020. Equinix uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements. All per share results are presented on a fully diluted basis.

Third Quarter 2020 Results Summary

  Revenues
    $1.520 billion, a 3% increase over the previous quarter
    Includes a $13 million foreign currency benefit when compared to prior guidance rates
  Operating Income
    $288 million, a 2% increase over the previous quarter and an operating margin of 19%
  Adjusted EBITDA
    $737 million, a 49% adjusted EBITDA margin
    Includes a $6 million foreign currency benefit when compared to prior guidance rates
    Includes $6 million of integration costs
  Net Income and Net Income per Share attributable to Equinix
    $67 million, a 50% decrease from the previous quarter, largely due to the $93 million loss on debt extinguishment charge, related to the company's $2.6 billion debt refinancing completed in July
    $0.74 per share, a 51% decrease from the previous quarter
  AFFO and AFFO per Share
    $580 million, a 4% increase over the previous quarter, due to strong operating performance and a decrease in net interest expense
    $6.48 per share, a 2% increase over the previous quarter
    Includes $6 million of integration costs

2020 Annual Guidance Summary

  Revenues
    $5.983 - $6.003 billion, an ~8% increase over the previous year on both an as-reported and a normalized and constant currency basis
    An increase of $39 million compared to prior guidance, including a $25 million foreign currency benefit when compared to the prior guidance FX rates
  Adjusted EBITDA
    $2.827 - $2.847 billion, a 47% adjusted EBITDA margin
    An increase of $21 million compared to prior guidance, including an $11 million foreign currency benefit when compared to the prior guidance FX rates
    Assumes $20 million of integration costs
  AFFO and AFFO per Share
    $2.157 - $2.177 billion, an increase of 12 - 13% over the previous year, or a normalized and constant currency increase of 16 - 17%
    An increase of $25 million compared to prior guidance, including an $8 million foreign currency benefit
    $24.38 - $24.61 per share, an increase of 7 - 8% over the previous year, or a normalized and constant currency increase of 10 - 11%
    Assumes $20 million of integration costs

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant.

Equinix Quote

Charles Meyers, President and CEO, Equinix:

"As businesses navigate the economic, health and societal changes happening in the world, Equinix is in a unique position to help our customers adapt, respond and accelerate their digital transformation – a key driver for economic recovery. Companies in every sector are embracing digital transformation as a critical business priority, and we are well-positioned to help our customers scale with agility and create digital advantage. We continue to invest in our strategy, evolving our platform in response to evolving customer needs, expanding our global reach to accelerate digital delivery, committing to a more sustainable future and ensuring that our culture is widely recognized as a place that attracts, embraces, inspires and develops exceptional and diverse talent."

Business Highlights

  Today, Equinix has the most comprehensive global interconnection platform, comprising over 386,000 physical and virtual interconnections. In Q3, Equinix added 8,500 net interconnections, more than its next 15 competitors combined, driven by video conferencing, streaming, enterprise cloud connectivity and work-from-home local aggregation. Equinix Internet Exchange™ experienced peak traffic, up 43% year-over-year, with a 7% increase quarter-over-quarter. Equinix Cloud Exchange Fabric®, which has been renamed Equinix Fabric™, also had a strong quarter, crossing the $100 million annual run rate, with broad-based adoption across all verticals driven by virtual connections and increasing bandwidth consumption.
  Equinix continued to complement and extend its global platform both organically and through acquisitions, enhancing cloud and network density to offer enterprises options for digital transformation:
    On August 10, Equinix announced its entry into India, one of the world's largest economies and fastest-growing data center markets and the 27th country served by Platform Equinix®. Upon close, the GPX India acquisition will add two highly interconnected data centers in Mumbai to support the company's pan-Indian expansion.
    On October 1, Equinix closed the acquisition of 12 Bell Canada data centers, positioning the company as a leading digital infrastructure provider in Canada, while strengthening relationships with Canadian enterprises. Equinix expects to acquire Bell Canada's Ottawa data center (OT1) in the fourth quarter of 2020.
  On October 6, Equinix launched Equinix Metal™, a fully automated and interconnected bare metal service. Equinix Metal provides digital businesses with an automated, "as-a-service" deployment method to build their foundational infrastructure and take advantage of the global reach, interconnected ecosystems and trusted partners available on Platform Equinix®. Featuring native integration with Equinix Fabric™, Equinix Metal provides companies the option to deploy the physical infrastructure of their choice, at software speed across our platform, enabling digital leaders to place infrastructure where they need it, when they need it.
  In Q3, Equinix initiated its first green bond financing as a mechanism to further invest in innovative designs and technologies, while increasing the company's efficiency in sustainable operations. The debt financing closed in October 2020. Equinix also received the 2020 Green Power Partner Award from the U.S. EPA, recognizing the company's contribution to helping advance the development of the nation's green power market, and its commitment to reach 100% clean and renewable energy across its portfolio.
  Equinix continues the growth of its indirect selling initiatives, as the company pursues high-value strategic channel partnerships. In Q3, Equinix delivered strong channel bookings, accounting for more than 30% of its total bookings and generating 60% of all new logos. New channel wins this quarter spanned across a wide range of industry segments with reseller and alliance partners, including Cisco, Microsoft, Oracle, WWT and Zenlayer.

COVID-19 Update

Many of the Company's IBX® data centers have been identified as "essential businesses" or "critical infrastructure" by local governments for purposes of remaining open during the COVID-19 pandemic, and all IBX data centers remain operational at the time of filing of this press release. Precautionary measures have been implemented to minimize the risk of operational impact and to protect the health and safety of employees, customers, partners and communities. These include implementing tools such as an appointment-based system to control timing and frequency of visits, while also encouraging customers to leverage IBX technicians via Smart Hands® in order to restrict visits and minimize the number of people and the amount of time spent in the Company's IBX facilities. For the health and safety of Equinix employees, the Company's corporate offices were closed in March and non-IBX employees across the globe were instructed to work from home until further notice. A phased plan has been announced for a return-to-office for non-IBX attached sites, and the Company has been following this plan to open certain offices with occupancy limits as local conditions allow. Additionally, the Company has decided to continue to limit employee travel and has made the decision to either postpone or virtualize all global events through January 2021.

Looking ahead, the full impact of the COVID-19 pandemic on the Company's financial condition or results of operations remains uncertain and will depend on a number of factors, including its impact on Equinix customers, partners and vendors and the impact on, and functioning of, the global financial markets. The Company's past results may not be indicative of future performance, and historical trends may differ materially. Additional information pertaining to the impact of COVID-19 on Equinix and the Company's response thereto will be provided in the upcoming Form 10-Q for the quarter ended September 30, 2020.

Business Outlook

For the fourth quarter of 2020, the Company expects revenues to range between $1.549 and $1.569 billion, an increase of 2 - 3% quarter-over-quarter, or a normalized and constant currency increase of approximately 1 - 2%. This guidance includes a $4 million negative foreign currency impact when compared to the average foreign currency ("FX") rates in Q3 2020. Adjusted EBITDA is expected to range between $685 and $705 million, including higher repairs and maintenance and utilities expenses and certain COVID-19-related one-off costs. Adjusted EBITDA includes a $2 million negative foreign currency impact when compared to the average FX rates in Q3 2020 and $10 million of integration costs from acquisitions. Recurring capital expenditures are expected to range between $69 and $79 million.

For the full year of 2020, total revenues are expected to range between $5.983 and $6.003 billion, an 8% increase over the previous year on both an as-reported and a normalized and constant currency basis. This updated revenue guidance includes an incremental $39 million, due to a combination of $25 million from the acquisition of the Bell Canada data centers (excluding OT1) and a foreign currency benefit of $25 million when compared to the prior guidance FX rates offset in part by Packet revenues being slightly below our prior range and the deferred timing of Equinix custom order work. Adjusted EBITDA is expected to range between $2.827 and $2.847 billion, an adjusted EBITDA margin of 47% at the mid-point. This updated adjusted EBITDA guidance includes an incremental $21 million, due to a combination of $10 million from the acquisition of the Bell Canada data centers (excluding OT1) and a foreign currency benefit of $11 million when compared to the prior guidance FX rates. For the year, the company expects to incur $20 million in integration costs related to acquisitions. AFFO is expected to range between $2.157 and $2.177 billion, an increase of 12 - 13% over the previous year, or a normalized and constant currency increase of 16 - 17%. This updated AFFO guidance includes an incremental $25 million, due to a combination of the acquisition of the Bell Canada data centers (excluding OT1), lower net interest expenses and a foreign currency benefit of $8 million when compared to the prior guidance FX rates. AFFO per share is expected to range between $24.38 and $24.61, an increase of 7 - 8% over the previous year, or a normalized and constant currency increase of 10 - 11%. Non-recurring capital expenditures are expected to range between $2.045 and $2.235 billion, and recurring capital expenditures are expected to range between $155 and $165 million.

The U.S. dollar exchange rates used for 2020 guidance, taking into consideration the impact of our current foreign currency hedges, have been updated to $1.14 to the Euro, $1.28 to the Pound, S$1.36 to the U.S. dollar, ¥105 to the U.S. dollar, and R$5.62 to the U.S. dollar. The Q3 2020 global revenue breakdown by currency for the Euro, British Pound, Singapore Dollar, Japanese Yen and Brazilian Real is 21%, 9%, 7%, 6% and 2%, respectively.

The adjusted EBITDA guidance is based on the revenue guidance less our expectations of cash cost of revenues and cash operating expenses. The AFFO guidance is based on the adjusted EBITDA guidance less our expectations of net interest expense, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, income tax expense, an income tax expense adjustment, recurring capital expenditures, other income (expense), (gains) losses on disposition of real estate property and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

Q3 2020 Results Conference Call and Replay Information

Equinix will discuss its quarterly results for the period ended September 30, 2020, along with its future outlook, in its quarterly conference call on Wednesday, October 28, 2020, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on the Company's Investor Relations website at www.equinix.com/investors. To hear the conference call live, please dial 1-517-308-9482 (domestic and international) and reference the passcode EQIX.

A replay of the call will be available one hour after the call through Wednesday, February 10, 2021, by dialing 1-203-369-0270 and referencing the passcode 2020. In addition, the webcast will be available at www.equinix.com/investors (no password required).

Investor Presentation and Supplemental Financial Information

Equinix has made available on its website a presentation designed to accompany the discussion of Equinix's results and future outlook, along with certain supplemental financial information and other data. Interested parties may access this information through the Equinix Investor Relations website at www.equinix.com/investors.

Additional Resources

  Equinix Investor Relations Resources

About Equinix

Equinix (Nasdaq: EQIX) is the world's digital infrastructure company, enabling digital leaders to harness a trusted platform to bring together and interconnect the foundational infrastructure that powers their success. Equinix enables today's businesses to access all the right places, partners and possibilities they need to accelerate advantage. With Equinix, they can scale with agility, speed the launch of digital services, deliver world-class experiences and multiply their value.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures to evaluate its operations.

Equinix provides normalized and constant currency growth rates, which are calculated to adjust for acquisitions, dispositions, integration costs, changes in accounting principles and foreign currency.

Equinix presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents income from operations excluding depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales.

In presenting non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow, Equinix excludes certain items that it believes are not good indicators of Equinix's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales. Equinix excludes these items in order for its lenders, investors and the industry analysts who review and report on Equinix to better evaluate Equinix's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of an IBX data center, and do not reflect its current or future cash spending levels to support its business. Its IBX data centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of an IBX data center do not recur with respect to such data center, although Equinix may incur initial construction costs in future periods with respect to additional IBX data centers, and future capital expenditures remain minor relative to the initial investment. This is a trend it expects to continue. In addition, depreciation is also based on the estimated useful lives of the IBX data centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX data centers and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix also excludes amortization expense related to acquired intangible assets. Amortization expense is significantly affected by the timing and magnitude of acquisitions and these charges may vary in amount from period to period. We exclude amortization expense to facilitate a more meaningful evaluation of our current operating performance and comparisons to our prior periods. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix also believes are not meaningful in evaluating Equinix's current operations. Equinix excludes stock-based compensation expense, as it can vary significantly from period to period based on share price and the timing, size and nature of equity awards. As such, Equinix and many investors and analysts exclude stock-based compensation expense to compare its operating results with those of other companies. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to Equinix's decision to exit leases for excess space adjacent to several of its IBX data centers, which it did not intend to build out, or its decision to reverse such restructuring charges. Equinix also excludes impairment charges related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets are not recoverable. Equinix also excludes gain or loss on asset sales as it represents profit or loss that is not meaningful in evaluating the current or future operating performance. Finally, Equinix excludes transaction costs from its non-GAAP financial measures to allow more comparable comparisons of the financial results to the historical operations. The transaction costs relate to costs Equinix incurs in connection with business combinations and formation of joint ventures, including advisory, legal, accounting, valuation and other professional or consulting fees. Such charges generally are not relevant to assessing the long-term performance of Equinix. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the transactions. Management believes items such as restructuring charges, impairment charges, transaction costs and gain or loss on asset sales are non-core transactions; however, these types of costs may occur in future periods.

Equinix also presents funds from operations ("FFO") and adjusted funds from operations ("AFFO"), both commonly used in the REIT industry, as supplemental performance measures. Additionally, Equinix presents AFFO per share, which is also commonly used in the REIT industry. AFFO per share offers investors and industry analysts a perspective of Equinix's underlying operating performance when compared to other REIT companies. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. AFFO represents FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income or loss from discontinued operations, net of tax and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. Equinix excludes depreciation expense, amortization expense, accretion, stock-based compensation, restructuring charges, impairment charges and transaction costs for the same reasons that they are excluded from the other non-GAAP financial measures mentioned above.

Equinix includes an adjustment for revenues from installation fees, since installation fees are deferred and recognized ratably over the period of contract term, although the fees are generally paid in a lump sum upon installation. Equinix includes an adjustment for straight-line rent expense on its operating leases, since the total minimum lease payments are recognized ratably over the lease term, although the lease payments generally increase over the lease term. Equinix also includes an adjustment to contract costs incurred to obtain contracts, since contract costs are capitalized and amortized over the estimated period of benefit on a straight-line basis, although costs of obtaining contracts are generally incurred and paid during the period of obtaining the contracts. The adjustments for installation revenues, straight-line rent expense and contract costs are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. Equinix excludes the amortization of deferred financing costs and debt discounts and premiums as these expenses relate to the initial costs incurred in connection with its debt financings that have no current or future cash obligations. Equinix excludes gain or loss on debt extinguishment since it represents a cost that is not a good indicator of Equinix's current or future operating performance. Equinix includes an income tax expense adjustment, which represents the non-cash tax impact due to changes in valuation allowances and uncertain tax positions that do not relate to the current period's operations. Equinix excludes recurring capital expenditures, which represent expenditures to extend the useful life of its IBX data centers or other assets that are required to support current revenues. Equinix also excludes net income or loss from discontinued operations, net of tax, which represents results that are not a good indicator of our current or future operating performance.

Equinix presents constant currency results of operations, which is a non-GAAP financial measure and is not meant to be considered in isolation or as an alternative to GAAP results of operations. However, Equinix has presented this non-GAAP financial measure to provide investors with an additional tool to evaluate its operating results without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Equinix's business performance. To present this information, Equinix's current and comparative prior period revenues and certain operating expenses from entities with functional currencies other than the U.S. dollar are converted into U.S. dollars at a consistent exchange rate for purposes of each result being compared.

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Equinix presents such non-GAAP financial measures to provide investors with an additional tool to evaluate its operating results in a manner that focuses on what management believes to be its core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by us to similarly titled non-GAAP financial measures of other companies. Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income or loss from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks to our business and operating results related to the COVID-19 pandemic; the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix products and solutions; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to our taxation as a REIT and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent and upcoming Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

EQUINIX, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Recurring revenues	$1,432,072	$1,398,138	$1,319,336	$4,191,904	$3,900,209
Non-recurring revenues	87,695	71,983	77,474	242,526	244,796
Revenues	1,519,767	1,470,121	1,396,810	4,434,430	4,145,005
Cost of revenues	767,979	739,344	704,339	2,243,605	2,084,548
Gross profit	751,788	730,777	692,471	2,190,825	2,060,457
Operating expenses:
Sales and marketing	172,727	178,124	161,574	531,301	490,490
General and administrative	279,350	256,890	241,812	797,837	689,514
Transaction costs	5,840	13,617	2,991	30,987	8,236
Impairment charges	7,306	—	1,189	7,306	16,023
Gain on asset sales	(1,785)	(342)	(463)	(928)	(463)
Total operating expenses	463,438	448,289	407,103	1,366,503	1,203,800
Income from operations	288,350	282,488	285,368	824,322	856,657
Interest and other income (expense):
Interest income	1,452	1,685	8,201	7,410	20,165
Interest expense	(99,736)	(108,480)	(118,674)	(315,554)	(362,067)
Other income	162	4,278	3,428	9,610	15,442
Gain (loss) on debt extinguishment	(93,494)	(1,868)	315	(101,803)	(67)
Total interest and other, net	(191,616)	(104,385)	(106,730)	(400,337)	(326,527)
Income before income taxes	96,734	178,103	178,638	423,985	530,130
Income tax expense	(29,903)	(44,753)	(57,827)	(104,847)	(147,720)
Net income	66,831	133,350	120,811	319,138	382,410
Net (income) loss attributable to non-controlling interests	(144)	(46)	39	(355)	45
Net income attributable to Equinix	$66,687	$133,304	$120,850	$318,783	$382,455

Net income per share attributable to Equinix:
Basic net income per share	$0.75	$1.53	$1.42	$3.65	$4.57
Diluted net income per share	$0.74	$1.52	$1.41	$3.63	$4.54
Shares used in computing basic net income per share	88,806	87,303	85,012	87,226	83,753
Shares used in computing diluted net income per share	89,519	87,901	85,571	87,925	84,223

EQUINIX, INC.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net income	$66,831	$133,350	$120,811	$319,138	$382,410
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment ("CTA") gain (loss)	299,441	181,286	(284,927)	66,935	(341,519)
Net investment hedge CTA gain (loss)	(227,101)	(97,058)	188,897	(179,213)	227,890
Unrealized gain (loss) on cash flow hedges	(33,842)	(17,868)	14,217	(54,966)	19,086
Net actuarial gain (loss) on defined benefit plans	22	20	(8)	77	(26)
Total other comprehensive income (loss), net of tax	38,520	66,380	(81,821)	(167,167)	(94,569)
Comprehensive income, net of tax	105,351	199,730	38,990	151,971	287,841
Net (income) loss attributable to non-controlling interests	(144)	(46)	39	(355)	45
Other comprehensive (income) loss attributable to non-controlling interests	(30)	(2)	28	(21)	35
Comprehensive income attributable to Equinix	$105,177	$199,682	$39,057	$151,595	$287,921

EQUINIX, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$2,645,045	$1,869,577
Short-term investments	14,186	10,362
Accounts receivable, net	705,509	689,134
Other current assets	384,364	302,880
Assets held for sale	294,924	663
Total current assets	4,044,028	2,872,616
Property, plant and equipment, net	13,110,554	12,152,597
Operating lease right-of-use assets	1,436,337	1,475,367
Goodwill	5,125,230	4,781,858
Intangible assets, net	2,047,122	2,102,389
Other assets	673,443	580,788
Total assets	$26,436,714	$23,965,615
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$822,062	$760,718
Accrued property, plant and equipment	363,869	301,535
Current portion of operating lease liabilities	143,429	145,606
Current portion of finance lease liabilities	113,371	75,239
Current portion of mortgage and loans payable	78,273	77,603
Current portion of senior notes	2,043,994	643,224
Other current liabilities	231,185	153,938
Total current liabilities	3,796,183	2,157,863
Operating lease liabilities, less current portion	1,279,930	1,315,656
Finance lease liabilities, less current portion	1,680,510	1,430,882
Mortgage and loans payable, less current portion	1,241,777	1,289,434
Senior notes, less current portion	7,160,735	8,309,673
Other liabilities	721,613	621,725
Total liabilities	15,880,748	15,125,233
Common stock	89	86
Additional paid-in capital	14,950,522	12,696,433
Treasury stock	(122,686)	(144,256)
Accumulated dividends	(4,879,618)	(4,168,469)
Accumulated other comprehensive loss	(1,101,801)	(934,613)
Retained earnings	1,709,308	1,391,425
Total Equinix stockholders' equity	10,555,814	8,840,606
Non-controlling interests	152	(224)
Total stockholders' equity	10,555,966	8,840,382
Total liabilities and stockholders' equity	$26,436,714	$23,965,615

Ending headcount by geographic region is as follows:
Americas headcount	4,324	3,672
EMEA headcount	3,338	2,941
Asia-Pacific headcount	1,976	1,765
Total headcount	9,638	8,378

EQUINIX, INC.
Summary of Debt Principal Outstanding
(in thousands)
(unaudited)

	September 30, 2020	December 31, 2019

Finance lease liabilities	$1,793,881	$1,506,121

Term loans	1,240,281	1,282,302
Mortgage payable and other loans payable	79,769	84,735
Plus: debt discount and issuance costs, net	1,814	3,081
Total mortgage and loans payable principal	1,321,864	1,370,118

Senior notes	9,204,729	8,952,897
Plus: debt issuance costs	90,441	78,030
Less: debt premium	(370)	(1,716)
Total senior notes principal	9,294,800	9,029,211

Total debt principal outstanding	$12,410,545	$11,905,450

EQUINIX, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019

Cash flows from operating activities:
Net income	$66,831	$133,350	$120,811	$319,138	$382,410
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	362,286	348,434	321,746	1,048,151	957,001
Stock-based compensation	75,248	75,844	63,871	215,591	174,413
Amortization of debt issuance costs and debt discounts and premiums	3,884	4,444	3,196	11,788	9,429
(Gain) loss on debt extinguishment	93,494	1,868	(315)	101,803	67
Gain on asset sales	(1,785)	(342)	(463)	(928)	(463)
Impairment charges	7,306	—	1,189	7,306	16,023
Other items	(2,518)	13,891	2,820	18,229	15,789
Changes in operating assets and liabilities:
Accounts receivable	(23,871)	(29,539)	3,331	(38,104)	(123,389)
Income taxes, net	(32,054)	8,164	42,482	(20,193)	73,144
Accounts payable and accrued expenses	61,410	117	10,647	35,846	6,660
Operating lease right-of-use assets	38,319	37,495	29,743	114,611	108,226
Operating lease liabilities	(35,300)	(36,898)	(38,254)	(107,391)	(112,059)
Other assets and liabilities	(81,088)	17,858	(61,810)	(82,169)	(44,193)
Net cash provided by operating activities	532,162	574,686	498,994	1,623,678	1,463,058
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	3,969	(1,341)	(2,905)	(36,312)	(14,747)
Business acquisitions, net of cash and restricted cash acquired	—	39	—	(478,248)	(34,143)
Purchases of real estate	(41,895)	(46,194)	(16,852)	(124,462)	(64,288)
Purchases of other property, plant and equipment	(565,285)	(481,948)	(556,822)	(1,448,174)	(1,364,960)
Proceeds from asset sales	—	—	117	—	117
Net cash used in investing activities	(603,211)	(529,444)	(576,462)	(2,087,196)	(1,478,021)
Cash flows from financing activities:
Proceeds from employee equity awards	31,727	—	24,425	62,118	52,018
Payment of dividend distributions	(240,690)	(236,008)	(212,752)	(710,177)	(625,804)
Proceeds from public offering of common stock, net of offering costs	196,477	1,683,106	99,421	1,981,375	1,660,976
Proceeds from mortgage and loans payable	—	500,790	—	750,790	—
Proceeds from senior notes, net of debt discounts	—	2,585,736	—	2,585,736	—
Repayment of finance lease liabilities	(31,765)	(23,704)	(19,673)	(74,446)	(62,785)
Repayment of mortgage and loans payable	(19,431)	(770,677)	(17,584)	(808,609)	(53,796)
Repayment of senior notes	(1,947,050)	(150,000)	—	(2,440,761)	(150,000)
Debt extinguishment costs	(77,785)	—	—	(82,404)	—
Debt issuance costs	—	(26,266)	—	(26,266)	—
Net cash provided by (used in) financing activities	(2,088,517)	3,562,977	(126,163)	1,237,356	820,609
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	18,513	12,411	(13,528)	5,637	(13,117)
Net increase (decrease) in cash, cash equivalents and restricted cash	(2,141,053)	3,620,630	(217,159)	779,475	792,529
Cash, cash equivalents and restricted cash at beginning of period	4,807,141	1,186,511	1,637,292	1,886,613	627,604
Cash, cash equivalents and restricted cash at end of period	$2,666,088	$4,807,141	$1,420,133	$2,666,088	$1,420,133
Supplemental cash flow information:
Cash paid for taxes	$55,473	$15,752	$29,383	$116,549	$89,076
Cash paid for interest	$115,174	$122,669	$153,265	$363,767	$412,675

Free cash flow (negative free cash flow)(1)	$(75,018)	$46,583	$(74,563)	$(427,206)	$(216)

Adjusted free cash flow (2)	$(33,123)	$92,738	$(57,711)	$175,504	$98,215

(1)

We define free cash flow (negative free cash flow) as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$532,162	$574,686	$498,994	$1,623,678	$1,463,058
Net cash used in investing activities as presented above	(603,211)	(529,444)	(576,462)	(2,087,196)	(1,478,021)
Purchases, sales and maturities of investments, net	(3,969)	1,341	2,905	36,312	14,747
Free cash flow (negative free cash flow)	$(75,018)	$46,583	$(74,563)	$(427,206)	$(216)

(2)

We define adjusted free cash flow as free cash flow (negative free cash flow) as defined above, excluding any purchases of real estate and business acquisitions, net of cash and restricted cash acquired as presented below:

Free cash flow (negative free cash flow) as defined above	$(75,018)	$46,583	$(74,563)	$(427,206)	$(216)
Less business acquisitions, net of cash and restricted cash acquired	—	(39)	—	478,248	34,143
Less purchases of real estate	41,895	46,194	16,852	124,462	64,288
Adjusted free cash flow	$(33,123)	$92,738	$(57,711)	$175,504	$98,215

EQUINIX, INC.
Non-GAAP Measures and Other Supplemental Data
(in thousands)
(unaudited)

		Three Months Ended			Nine Months Ended
		September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	Recurring revenues	$1,432,072	$1,398,138	$1,319,336	$4,191,904	$3,900,209
	Non-recurring revenues	87,695	71,983	77,474	242,526	244,796
	Revenues (1)	1,519,767	1,470,121	1,396,810	4,434,430	4,145,005

	Cash cost of revenues (2)	494,187	480,946	464,950	1,451,674	1,374,314
	Cash gross profit (3)	1,025,580	989,175	931,860	2,982,756	2,770,691

	Cash operating expenses (4)(7):
	Cash sales and marketing expenses (5)	106,317	111,007	98,117	332,995	301,447
	Cash general and administrative expenses (6)	182,018	158,127	159,041	508,265	457,377
	Total cash operating expenses (4)(7)	288,335	269,134	257,158	841,260	758,824

	Adjusted EBITDA (8)	$737,245	$720,041	$674,702	$2,141,496	$2,011,867

	Cash gross margins (9)	67%	67%	67%	67%	67%

	Adjusted EBITDA margins(10)	49%	49%	48%	48%	49%

	Adjusted EBITDA flow-through rate (11)	35%	140%	(20)%	48%	62%

	FFO (12)	$298,183	$356,946	$331,485	$998,883	$1,010,531

	AFFO (13)(14)	$579,682	$557,793	$472,744	$1,672,180	$1,458,511

	Basic FFO per share (15)	$3.36	$4.09	$3.90	$11.45	$12.07

	Diluted FFO per share (15)	$3.33	$4.06	$3.87	$11.36	$12.00

	Basic AFFO per share (15)	$6.53	$6.39	$5.56	$19.17	$17.41

	Diluted AFFO per share (15)	$6.48	$6.35	$5.52	$19.02	$17.32

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$450,030	$447,498	$441,596	$1,348,482	$1,325,663
	Interconnection	156,677	153,387	146,212	460,993	427,235
	Managed infrastructure	28,954	28,889	24,082	83,372	68,777
	Other	3,911	5,081	3,392	14,212	14,723
	Recurring revenues	639,572	634,855	615,282	1,907,059	1,836,398
	Non-recurring revenues	32,760	26,564	29,993	88,597	97,663
	Revenues	$672,332	$661,419	$645,275	$1,995,656	$1,934,061

	EMEA Revenues:

	Colocation	$391,773	$381,144	$357,201	$1,135,247	$1,036,121
	Interconnection	55,700	50,904	41,063	155,145	117,202
	Managed infrastructure	30,690	29,012	27,651	89,839	85,136
	Other	5,581	6,130	1,787	14,177	6,561
	Recurring revenues	483,744	467,190	427,702	1,394,408	1,245,020
	Non-recurring revenues	34,339	20,900	30,438	90,674	97,635
	Revenues	$518,083	$488,090	$458,140	$1,485,082	$1,342,655

	Asia-Pacific Revenues:

	Colocation	$236,762	$228,803	$214,304	$686,658	$637,703
	Interconnection	48,565	45,140	39,495	136,376	114,148
	Managed infrastructure	22,614	22,150	22,553	66,588	66,940
	Other	815	—	—	815	—
	Recurring revenues	308,756	296,093	276,352	890,437	818,791
	Non-recurring revenues	20,596	24,519	17,043	63,255	49,498
	Revenues	$329,352	$320,612	$293,395	$953,692	$868,289

	Worldwide Revenues:

	Colocation	$1,078,565	$1,057,445	$1,013,101	$3,170,387	$2,999,487
	Interconnection	260,942	249,431	226,770	752,514	658,585
	Managed infrastructure	82,258	80,051	74,286	239,799	220,853
	Other	10,307	11,211	5,179	29,204	21,284
	Recurring revenues	1,432,072	1,398,138	1,319,336	4,191,904	3,900,209
	Non-recurring revenues	87,695	71,983	77,474	242,526	244,796
	Revenues	$1,519,767	$1,470,121	$1,396,810	$4,434,430	$4,145,005

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$767,979	$739,344	$704,339	$2,243,605	$2,084,548
	Depreciation, amortization and accretion expense	(265,936)	(250,743)	(232,285)	(767,077)	(691,618)
	Stock-based compensation expense	(7,856)	(7,655)	(7,104)	(24,854)	(18,616)
	Cash cost of revenues	$494,187	$480,946	$464,950	$1,451,674	$1,374,314

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$196,731	$194,467	$182,516	$576,431	$545,071
	EMEA cash cost of revenues	189,423	177,558	180,370	554,229	532,918
	Asia-Pacific cash cost of revenues	108,033	108,921	102,064	321,014	296,325
	Cash cost of revenues	$494,187	$480,946	$464,950	$1,451,674	$1,374,314

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expense as selling, general, and administrative expense less depreciation, amortization, and stock-based compensation. We also refer to cash operating expense as cash selling, general and administrative expense or "cash SG&A".

	Selling, general, and administrative expense	$452,077	$435,014	$403,386	$1,329,138	$1,180,004
	Depreciation and amortization expense	(96,350)	(97,691)	(89,461)	(281,074)	(265,383)
	Stock-based compensation expense	(67,392)	(68,189)	(56,767)	(206,804)	(155,797)
	Cash operating expense	$288,335	$269,134	$257,158	$841,260	$758,824

(5)	We define cash sales and marketing expense as sales and marketing expense less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expense	$172,727	$178,124	$161,574	$531,301	$490,490
	Depreciation and amortization expense	(48,780)	(48,902)	(47,663)	(143,916)	(144,791)
	Stock-based compensation expense	(17,630)	(18,215)	(15,794)	(54,390)	(44,252)
	Cash sales and marketing expense	$106,317	$111,007	$98,117	$332,995	$301,447

(6)	We define cash general and administrative expense as general and administrative expense less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expense	$279,350	$256,890	$241,812	$797,837	$689,514
	Depreciation and amortization expense	(47,570)	(48,789)	(41,798)	(137,158)	(120,592)
	Stock-based compensation expense	(49,762)	(49,974)	(40,973)	(152,414)	(111,545)
	Cash general and administrative expense	$182,018	$158,127	$159,041	$508,265	$457,377

(7)	The geographic split of our cash operating expense, or cash SG&A, as defined above, is presented below:

	Americas cash SG&A	$185,051	$164,845	$156,103	$532,955	$465,444
	EMEA cash SG&A	65,444	66,935	65,252	193,882	188,502
	Asia-Pacific cash SG&A	37,840	37,354	35,803	114,423	104,878
	Cash SG&A	$288,335	$269,134	$257,158	$841,260	$758,824

(8)

We define adjusted EBITDA as income from operations excluding depreciation, amortization, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales as presented below:

	Income from operations	$288,350	$282,488	$285,368	$824,322	$856,657
	Depreciation, amortization and accretion expense	362,286	348,434	321,746	1,048,151	957,001
	Stock-based compensation expense	75,248	75,844	63,871	231,658	174,413
	Impairment charges	7,306	—	1,189	7,306	16,023
	Transaction costs	5,840	13,617	2,991	30,987	8,236
	Gain on asset sales	(1,785)	(342)	(463)	(928)	(463)
	Adjusted EBITDA	$737,245	$720,041	$674,702	$2,141,496	$2,011,867

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from operations	$50,657	$58,423	$88,494	$156,388	$277,700
	Americas depreciation, amortization and accretion expense	182,899	182,204	168,397	536,542	503,147
	Americas stock-based compensation expense	55,044	56,326	48,377	174,059	125,224
	Americas impairment charges	—	—	1,189	—	16,023
	Americas transaction costs	3,735	5,575	199	20,288	1,452
	Americas gain on asset sales	(1,785)	(421)	—	(1,007)	—
	Americas adjusted EBITDA	$290,550	$302,107	$306,656	$886,270	$923,546

	EMEA income from operations	$148,992	$138,154	$113,771	$413,150	$325,333
	EMEA depreciation, amortization and accretion expense	101,265	92,953	87,010	286,958	259,666
	EMEA stock-based compensation expense	12,770	12,240	9,792	36,012	30,008
	EMEA transaction costs	189	171	2,408	772	6,691
	EMEA (gain) loss on asset sales	—	79	(463)	79	(463)
	EMEA adjusted EBITDA	$263,216	$243,597	$212,518	$736,971	$621,235

	Asia-Pacific income from operations	$88,701	$85,911	$83,103	$254,784	$253,624
	Asia-Pacific depreciation, amortization and accretion expense	78,122	73,277	66,339	224,651	194,188
	Asia-Pacific stock-based compensation expense	7,434	7,278	5,702	21,587	19,181
	Asia-Pacific impairment charges	7,306	—	—	7,306	—
	Asia-Pacific transaction costs	1,916	7,871	384	9,927	93
	Asia-Pacific adjusted EBITDA	$183,479	$174,337	$155,528	$518,255	$467,086

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	71%	71%	72%	71%	72%
	EMEA cash gross margins	63%	64%	61%	63%	60%
	Asia-Pacific cash gross margins	67%	66%	65%	66%	66%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	43%	46%	48%	44%	48%
	EMEA adjusted EBITDA margins	51%	50%	46%	50%	46%
	Asia-Pacific adjusted EBITDA margins	56%	54%	53%	54%	54%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$737,245	$720,041	$674,702	$2,141,496	$2,011,867
	Less adjusted EBITDA - prior period	(720,041)	(684,210)	(677,010)	(2,027,572)	(1,833,725)
	Adjusted EBITDA growth	$17,204	$35,831	$(2,308)	$113,924	$178,142

	Revenues - current period	$1,519,767	$1,470,121	$1,396,810	$4,434,430	$4,145,005
	Less revenues - prior period	(1,470,121)	(1,444,542)	(1,384,977)	(4,198,922)	(3,855,777)
	Revenue growth	$49,646	$25,579	$11,833	$235,508	$289,228

	Adjusted EBITDA flow-through rate	35%	140%	(20)%	48%	62%

(12)

FFO is defined as net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

	Net income	$66,831	$133,350	$120,811	$319,138	$382,410
	Net (income) loss attributable to non-controlling interests	(144)	(46)	39	(355)	45
	Net income attributable to Equinix	66,687	133,304	120,850	318,783	382,455
	Adjustments:
	Real estate depreciation	232,110	222,613	209,903	676,510	624,655
	(Gain) loss on disposition of real estate property	(1,313)	376	732	1,569	3,421
	Adjustments for FFO from unconsolidated joint ventures	699	653	—	2,021	—
	FFO attributable to common shareholders	$298,183	$356,946	$331,485	$998,883	$1,010,531

(13)

AFFO is defined as FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, net income or loss from discontinued operations, net of tax, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items.

	FFO attributable to common shareholders	$298,183	$356,946	$331,485	$998,883	$1,010,531
	Adjustments:
	Installation revenue adjustment	(3,797)	3,649	5,759	(3,629)	8,280
	Straight-line rent expense adjustment	3,019	2,395	2,716	7,220	7,394
	Amortization of deferred financing costs and debt discounts and premiums	3,884	4,444	3,196	11,788	9,429
	Contract cost adjustment	(7,111)	(5,307)	(10,179)	(22,852)	(29,305)
	Stock-based compensation expense	75,248	75,844	63,871	231,658	174,413
	Non-real estate depreciation expense	78,356	76,618	63,151	220,565	182,049
	Amortization expense	50,222	49,362	48,837	148,075	147,589
	Accretion expense (adjustment)	1,598	(159)	(145)	3,001	2,708
	Recurring capital expenditures	(38,327)	(29,996)	(47,404)	(86,191)	(105,077)
	(Gain) loss on debt extinguishment	93,494	1,868	(315)	101,803	67
	Transaction costs	5,840	13,617	2,991	30,987	8,236
	Impairment charges	7,306	—	1,189	7,306	16,023
	Income tax expense adjustment	11,480	8,070	7,592	22,383	26,174
	Adjustments for AFFO from unconsolidated joint ventures	287	442	—	1,183	—
	AFFO attributable to common shareholders	$579,682	$557,793	$472,744	$1,672,180	$1,458,511

(14)	Following is how we reconcile from adjusted EBITDA to AFFO:

	Adjusted EBITDA	$737,245	$720,041	$674,702	$2,141,496	$2,011,867
	Adjustments:
	Interest expense, net of interest income	(98,284)	(106,795)	(110,473)	(308,144)	(341,902)
	Amortization of deferred financing costs and debt discounts and premiums	3,884	4,444	3,196	11,788	9,429
	Income tax expense	(29,903)	(44,753)	(57,827)	(104,847)	(147,720)
	Income tax expense adjustment	11,480	8,070	7,592	22,383	26,174
	Straight-line rent expense adjustment	3,019	2,395	2,716	7,220	7,394
	Contract cost adjustment	(7,111)	(5,307)	(10,179)	(22,852)	(29,305)
	Installation revenue adjustment	(3,797)	3,649	5,759	(3,629)	8,280
	Recurring capital expenditures	(38,327)	(29,996)	(47,404)	(86,191)	(105,077)
	Other income	162	4,278	3,428	9,610	15,442
	(Gain) loss on disposition of real estate property	(1,313)	376	732	1,569	3,421
	Adjustments for unconsolidated JVs' and non-controlling interests	842	1,049	39	2,849	45
	Adjustment for gain on asset sales	1,785	342	463	928	463
	AFFO attributable to common shareholders	$579,682	$557,793	$472,744	$1,672,180	$1,458,511

(15)	The shares used in the computation of basic and diluted FFO and AFFO per share attributable to Equinix is presented below:

	Shares used in computing basic net income per share, FFO per share and AFFO per share	88,806	87,303	85,012	87,226	83,753
	Effect of dilutive securities:
	Employee equity awards	713	598	559	699	470
	Shares used in computing diluted net income per share, FFO per share and AFFO per share	89,519	87,901	85,571	87,925	84,223

	Basic FFO per share	$3.36	$4.09	$3.90	$11.45	$12.07
	Diluted FFO per share	$3.33	$4.06	$3.87	$11.36	$12.00

	Basic AFFO per share	$6.53	$6.39	$5.56	$19.17	$17.41
	Diluted AFFO per share	$6.48	$6.35	$5.52	$19.02	$17.32

CONTACT: Equinix Investor Relations Contacts: Katrina Rymill, Equinix, Inc., (650) 598-6583, krymill@equinix.com, or Chip Newcom, Equinix, Inc., (650) 598-6262, cnewcom@equinix.com, or Equinix Media Contact: Michelle Lindeman, Equinix, Inc., (650) 598-6361, mlindeman@equinix.com